CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation, in this Current Report on Amendment No. 1 of Form S-1 of Capricor Therapeutics, Inc. of our report dated March 31, 2014, with respect to the consolidated financial statements of Capricor Therapeutics, Inc. for the years ended December 31, 2013 and 2012 and for the period from July 5, 2005 (inception) through December 31, 2013.

/s/Rose, Snyder & Jacobs LLP

Rose, Snyder & Jacobs LLP

Encino, California

May 22, 2014